CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT (the "Agreement") is made as of August 29, 1997, by and between RT INDUSTRIES, INC., d/b/a US Automotive Manufacturing, Inc., a Delaware corporation ("RTI"), having an office located at Route 627, Airport Drive, Tappahannock, VA 22560 and RAMKO VENTURE MANAGEMENT, INC., a New York corporation ("RamKo"), having an address of 711 Fifth Avenue, New York, New York 10022.

                                 R E C I T A L :

     WHEREAS, RTI desires to engage RamKo and its employees, to provide consultation and advice in the areas of business and corporate finance as they relate to the business operations of RTI, including but not limited to the services of a skilled professional reasonably requested by the executive officers of the Company, such services to be substantially similar to those performed by the principal financial officer (the "Consulting Services") and RamKo desires to be engaged by RTI to provide the Consulting Services, all on the terms and conditions hereinafter set forth.

                               A G R E E M E N T :

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Engagement. RTI hereby engages RamKo, and RamKo hereby accepts such engagement, to provide the Consulting Services to RTI, at such times as RTI may reasonably require not to exceed twenty five (25) days per calendar quarter. If RamKo provides Consulting Services for more than twenty five (25) days per calendar quarter, RamKo shall be entitled to additional compensation as provided in Section 8 hereof.

     Notwithstanding anything in the foregoing provisions of this Section 1 to the contrary, in the event RTI's chief executive officer should become disabled, or die, or leave the employment of RTI during the term of this Agreement, then RTI may call upon RamKo for considerably more extensive and intensive consultation services than under ordinary circumstances for periods up to ninety
(90) consecutive days, recognizing, however, that RamKo's employees may be engaged in other full-time businesses. Unless otherwise agreed between RamKo and RTI, RamKo shall perform the Consulting Services at an office of RamKo to be located in the City of New York (the "Office"). RTI agrees that RamKo shall have ready access to the RTI staff and resources as necessary to perform the Consulting Services provided for in this Agreement.

     2. Term and Termination. This Agreement shall remain in effect for a term of three (3) years, commencing on the date hereof. The employment of RamKo and the obligations of RTI under this Agreement may be terminated by the Board of Directors of RTI at any time for "cause" (as hereinafter defined). Termination for "cause" shall mean termination for any one or more of the following reasons: (A) misappropriation of corporate funds by an employee, officer, agent or representative of RamKo, (B) conviction of any officer or assigned consultant of RamKo of a felony, (C) willful or grossly negligent violation of directions of the Board of Directors of RTI, (D) gross and willful misconduct by an employee, officer, agent or representative of RamKo resulting in material damage (monetarily or otherwise) to RTI, (E) material breach of this Agreement.

     If RTI at any time terminates this Agreement for "cause," RamKo shall be entitled to all compensation, which is accrued and due and payable to it as at the date of termination, and all incidental benefits from RTI provided hereunder.

     Timely written notice of any actions, acts, omissions, failures or refusals to act, or events which may or will give rise to the termination of RamKo for cause shall be provided to RamKo. Thereafter, if RTI elects to terminate this Agreement for "cause," it shall do so by giving written notice thereof to RamKo, which notice shall set forth the effective date of termination. Upon any termination, whether for breach or otherwise, RTI shall be obligated to pay RamKo the fees required under Section 3 and Section 8 hereof, if applicable, through the date of termination and any unreimbursed expenses under Section 4 and Section 8 hereof, if applicable. The provisions of this Section and Sections 5 (Confidential and Proprietary Information), 6 (Defense and Indemnity), 10 (Arbitration), and 14 (Applicable Law), of this Agreement shall survive the termination of this Agreement.

     3. Compensation. As compensation for the Consulting Services, RTI hereby promises to pay to RamKo Forty Five Thousand Dollars ($45,000.00) per calendar quarter which is to be paid at the rate of $15,000 per month, in advance. No other compensation or benefit shall be paid or provided to RamKo hereunder, except for any additional Consulting Services as provided in Section 8 hereof.

     4. Expenses. In addition to the compensation received pursuant to Section 3 hereof, during the term of this Agreement, RamKo shall be entitled to receive prompt reimbursement from RTI for all reasonable and necessary out-of-pocket expenses incurred by it in performing Consulting Services hereunder. Any item of such expenses in excess of One Thousand Dollars ($1,000.00), however, shall be reimbursable hereunder only if such item of expense has been approved by an executive officer of RTI before it is incurred by RamKo, except for travel and lodging expenses for RamKo traveling from the Office to any office or facility of RTI. Reimbursement of any expense under this Section 4 in excess of Fifty Dollars ($50.00) shall be made by RTI only upon submission by RamKo of itemized proof (to the extent reasonably available) that


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


such expense was actually incurred in performing Consulting Services hereunder and the amount thereof.

     5. Confidential and Proprietary Information.

     (a) During the term of its engagement hereunder, RamKo, its employees and other RamKo representatives may have access to, and familiarity with, the confidential and proprietary information of RTI and its affiliates, including but not limited to trade secrets, records, client and customer lists, data, manufacturing and marketing methods (the "Confidential Information"). RamKo, its employees, officers, agents, representatives and others shall not, whether during or after RamKo's engagement by RTI, intentionally disclose, directly or indirectly, the Confidential Information to any person or entity other than RTI unless RamKo has received the prior written consent of RTI or is compelled to disclose the Confidential Information by judicial or governmental process. Upon termination of this Agreement, RamKo shall return to RTI, or destroy, any material involving any such Confidential Information.

     (b) Upon the termination of RamKo's employment for any reason whatsoever, all documents, records, notebooks, equipment, price lists, specifications, programs, customer and prospective customer lists and other materials which refer or relate to any aspect of the businesses of RTI which are in the possession of RamKo, including all copies thereof, except to the extent necessary to protect or defend its legitimate business interests under this Agreement or otherwise against the Company (the "Retained Copies") shall be immediately returned to RTI or destroyed; provided, however, that RamKo covenants (i) to provide the Company with a list, together with copies, of any and all Retained Copies and (ii) not to use such Retained Copies for any purpose, within the Commonwealth of Virginia and State of Florida or anywhere in the continental United States where RTI conducts substantial business activities, in direct or indirect competition to RTI, including without limitation the solicitation of RTI's customers or suppliers.

     (c)(i) RamKo agrees that all processes, technologies and inventions ("Inventions"), including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made during its engagement by RTI shall belong to RTI, provided that such Inventions grew out of RamKo's consulting work with RTI, are related in any manner to the business operations of RTI or are conceived or made with the use of RTI's facilities or materials. RamKo shall further:

          (1) promptly disclose such Inventions to RTI;

          (2) assign to RTI, without additional compensation, all patent and other rights to such Inventions;


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


          (3) sign all papers necessary to carry out the foregoing; and

          (4) give testimony in support of its inventorship;

     (c)(ii) If any Invention is described in a patent application or is disclosed to third parties, directly or indirectly, by RamKo within two years after the termination of this Agreement, it is to be presumed that the Invention was conceived or made during the period of RamKo's engagement by RTI; and

     (c)(iii) RamKo agrees that it will not assert any rights to any Invention as having been made or acquired by it prior to the date of this Agreement, except for Inventions, if any, disclosed to RTI in writing prior to the date hereof.

     (d) RTI shall be the sole owners of all products and proceeds of RamKo's services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties (all of which shall be deemed works made for hire) that RamKo may acquire, obtain, develop or create in connection with and during the term of RamKo's engagement hereunder, free and clear of any claims by RamKo (or anyone claiming under RamKo) of any kind or character whatsoever (other than RamKo's right to receive payments hereunder). RamKo shall, at the request of RTI, execute such assignments, certificates or other instruments as RTI may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, or title and interest in or to any such properties.

     6. Defense and Indemnity.

     (a) In addition to and not in limitation of any other rights to indemnification which may be provided to RamKo or its employees or representatives (the "RamKo Group") in RTI's Articles of Incorporation, By-Laws or otherwise, RTI agrees in the manner hereinafter set forth to indemnify and defend against any claims or proceedings brought or actions filed against any of the RamKo Group by any third party other than RTI, because of its engagement hereunder, or in any way connected with or arising out of its business relationship with the Operating Companies (defined as RTI or any other direct or indirect subsidiary, parent of affiliate of RTI). Notwithstanding the foregoing, RTI shall not be required to indemnify the RamKo Group against, and RamKo shall be required to repay to RTI, payments made for all expenses including reasonable attorney fees and costs if it is determined by a court of competent jurisdiction or the arbitrator, as provided in Section 10 hereof, that the underlying claim or matter to which such indemnification relates:

          (i) is a claim or matter to which RamKo is not entitled to indemnification under the law; or


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


          (ii) arises out of, or is a result of, the gross negligence or willful
     misconduct   of   RamKo   (or   its   employees,   agents,   officers   and
     representatives).

     In the event that it shall be determined that RTI is to be repaid pursuant hereto, then RamKo shall also pay or reimburse RTI for its reasonable attorneys' fees and share of court and/or arbitration costs incurred in connection with any court proceeding or arbitration.

     (b) The obligations and liabilities of RTI hereunder with respect to claims resulting from the assertion of liability of RamKo shall be subject to the following terms and conditions:

          (i) The giving of prompt notice by RamKo to RTI of any claim which might give rise to a claim by RamKo based on the agreements contained in this Section, stating the nature and basis of said claims and the amounts thereof, to the extent known.

          (ii) In the event any such action, suit or proceeding is brought against RamKo, with respect to which RTI may have liability under this Agreement, the action, suit or proceeding shall be defended (including all proceedings on appeal or for review) by RTI and its legal counsel. RamKo shall have the right to appoint counsel of its selection and RTI shall pay the reasonable fees and expenses actually billed to RamKo within 30 days of presentment of the invoice from counsel for RamKo.

     (c) Neither RTI nor RamKo shall make any settlement of any claims without the written consent of the other party, which consent shall not be unreasonably withheld or delayed.

     (d) Except as herein expressly provided, the remedies provided in this Section shall be cumulative and shall not preclude assertion by any party of any other rights or the seeking of any other rights or remedies against any other party hereto.

     7. Restriction.

     (a) RamKo shall during the term of this Agreement be deemed to be an independent contractor. Nothing contained in this Agreement shall constitute or be deemed to create any relationship between RTI and RamKo other than the relationship of independent contractor. Except as expressly provided herein, RamKo shall have no right or authority, express or implied, to make any representations, warranties or agreements or to act as agent of, or to assume or create any obligations on behalf of, or in the name of, or to bind, RTI.

     (b) RamKo and its directors, shareholders, agents, officers and employees shall be permitted to engage in any business and perform services for its or their own accounts provided that such business and services shall not be in competition with, or be


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


for  a  company  that  is  in  competition   with,  RTI  or  its  affiliates  or
subsidiaries.

     8. Additional Services.

     (a) Should the Consulting Services be rendered for a period greater than twenty five (25) business days in any calendar quarter (the "Additional Services"), RTI shall pay RamKo an additional Two Thousand Five Hundred Dollars ($2500.00) for each day of such additional Consulting Services, provided that no Additional Services shall be rendered prior to RamKo notifying RTI in writing that the initial twenty five (25) day period of Consulting Services has or is about to expire and RTI shall provide to RamKo written authorization to render a fixed number of days of Additional Services. Prior to rendering any Additional Services in excess of the number of days authorized in accordance with the provisions of this Section, the notification and authorization procedures set forth above shall be repeated.

     (b) Any service, other than the Consulting Services, including but not limited to investment banking services performed by RamKo for RTI, are not covered by, nor subject to the terms and provisions of this Agreement, and compensation for and the conditions for the performance of such services are or shall be the subject of separate agreements mutually agreeable to the parties thereto.

     9. Quarterly Service Report. RamKo shall provide to RTI prior to ten (10) days after the end of each calendar quarter, commencing September 30, 1997, the number of business days that Consulting Services were performed during the immediately preceding calendar quarter.

     10. Arbitration. If there shall occur a dispute between RTI and RamKo over the terms of this Agreement which dispute is not amicably settled by the parties, then the RTI and RamKo agree to submit any and all such disputed issues by arbitration in accordance with the then existing commercial arbitration rules of the American Arbitration Association ("AAA") in New York. RTI and RamKo shall jointly appoint one person to act as the arbitrator. In the event RTI and RamKo cannot agree to an arbitrator within thirty (30) days, the arbitrator shall be chosen by the appropriate mechanism, as set forth in the official AAA rules, to appoint a single arbitrator in the event of a deadlock among parties to the arbitration. The decision of the arbitrator shall be binding upon the parties. The costs of the arbitration, including the fees and expenses of the arbitrator, shall be borne fifty percent (50%) by RTI, on the one hand, and fifty percent (50%) by RamKo, on the other, but each party shall pay its own attorneys' fees; provided, however, that if the arbitrator shall (i) rule for RamKo and not otherwise rule as to costs, fees and expenses, RTI shall pay or reimburse RamKo's reasonable attorneys' fees and RamKo's share of the arbitration costs incurred in connection with such arbitration


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


and (ii) rule for RTI and not otherwise rule as to costs, fees and expenses, RamKo shall pay or reimburse RTI's reasonable attorneys' fees and RTI's share of the arbitration costs incurred in connection with such arbitration.

     11. Injunctive Relief. The parties hereto agree that: (a) both parties would be irreparably injured in the event of a material breach by either party of its obligations under this Agreement and

     (b) monetary damages would not be an adequate remedy for any such breach. Either party shall at its sole option be entitled to injunctive relief in addition to any other remedy which it may have in the event of any such breach.

     Accordingly, in the event of a threatened or actual breach of the provisions of this Agreement, either party hereto in addition to any other remedies which they may have, shall be entitled to seek temporary injunctive relief in state or federal court, pending the commencement of any arbitration which may be commenced in accordance with Section 10 of this Agreement.

     12. Effect of Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

     13. Notices. All notices given to a party in connection with this Agreement shall be in writing and shall be deemed to have been properly delivered (a) on the date actually received, if by U.S. mail, and (b) on the date sent, if delivered either by hand, telefax or reputable express courier service. All such notices shall be addressed either as follows or in such other manner as a party may subsequently designate in writing:

                  If to RTI:

                  RT INDUSTRIES, INC.
                  d/b/a US Automotive Manufacturing, Inc.
                  Route 627, Airport Drive
                  Post Office Box 1426
                  Tappahannock, Virginia 22560
                  Attn: President

                  Telefax: ___________________

                  - and -

                  Frankfurt, Garbus, Klein & Selz
                  Attn: Gary A. Schonwald, Esquire
                  488 Madison Avenue
                  New York, New York 10022

                  Telefax: ___________________


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


                  If to RamKo

                  RamKo Venture Management, Inc.
                  Attn:  John W. Kohut, President
                  711 Fifth Avenue
                  New York, New York 10022

                  Telefax: (212) 223-2490

     14. Applicable Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of New York, without regard to any conflicts of law provisions thereof to the contrary.

     15. Assignment. The rights, benefits and obligations of RTI and RamKo under this Agreement shall not be assignable or transferable. Notwithstanding anything herein, the Consulting Services to be provided under this Agreement shall be performed by John W. Kohut, President of RamKo Venture Management, Inc., or any other individual authorized by him and reasonably satisfactory to RTI.

     16. Prior Agreements. All prior agreements (but not contemporaneous agreements), whether written or oral, among the parties hereto with respect to the subject matter of this Agreement have been integrated into, and are superseded by, the provisions of this Agreement and the other agreements and instruments executed on even date herewith and in connection herewith.

     17. Modification. This Agreement shall not be modified by the parties unless, and then only to the extent that, a written modification is executed by all of the parties.

     18. Severable Provisions. All provisions in this Agreement are severable and each valid and enforceable provision shall remain in effect and shall be binding upon the parties, notwithstanding any determination binding upon the parties hereto that other provisions of this Agreement are invalid or unenforceable.

     19. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto.

     20. Terms of Convenience. Captions and headings are used in this Agreement for convenience only and shall not be construed to affect the meaning of this Agreement. Terms such as "hereof", "herein", "hereto", "hereby", "hereunder" and similar references shall be deemed to refer to this Agreement in its entirety and not to any particular provisions of this Agreement.

     21. Payment of Expenses. Except as otherwise provided in this Agreement, RTI agrees to pay for and hold RamKo harmless for all reasonable out-of-pocket costs and expenses of RamKo (including, without limitation, the reasonable fees and out-of-


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


pocket expenses of all counsel retained by RamKo) arising in connection with the entering into, administration (including without limitation, any waiver, amendment or modification) or enforcement of , or preservation of rights under, this Agreement and any of the documents contemplated hereby. RamKo hereby agrees that the legal fees and out-of-pocket expenses of counsel retained by RamKo in connection with the entering into preparation and execution of this Agreement shall not exceed Five Hundred Dollars ($500.00).

     22. Counterparts. This Agreement may be executed in counterparts, and any executed counterparts shall be binding upon the parties and inure to their benefit as though all parties were signatory to the same counterpart.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        RT INDUSTRIES, INC.
                                        a Delaware corporation


                                        By:  /S/ JOHN K. KENNEY
                                             ------------------
                                             John K. Kenney, President


                                        RAMKO VENTURE MANAGEMENT, INC.
                                        a New York corporation


                                        By: /s/ JOHN W. KOHUT
                                            ------------------
                                            John W. Kohut, President



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